EXHIBIT 10.6

Due: December 5, 2015	Principal Amount: USD $3,500,000

VANSEN PHARMA INC.
(Incorporated under the laws of Nevada)

12% SECURED DEBENTURE

Vansen Pharma Inc. (hereinafter referred to as the “Corporation”) for value received and subject to the terms and conditions attached hereto as “Terms and Conditions of $3,500,000 Twelve (12%) Percent Secured Debenture of Vansen Pharma Inc.” (the“Terms and Conditions”) hereby promises to pay to Hallmark Investments Inc. (the “Holder”), the registered holder hereof, on presentation and surrender of this Debenture to the Corporation, the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) in lawful money of United States, on December 5, 2015, or on such earlier date as the Principal Amount hereof may become payable in accordance with the provisions of this Debenture and receive interest on the Principal Amount at a rate of twelve (12%) percent per annum payable quarterly in arrears and calculated from the Issuance Date up to and including the Maturity Date or the Redemption Date, whichever is earlier, as such terms are defined in the Terms and Conditions. Interest payments on the Principal Amount shall be payable in cash payments as set forth in the Terms and Conditions. For the purposes of certainty, no interest shall accrue until the Issuance Date. The first interest payment shall include accrued interest from the Issuance Date up to and including December 5, 2014. In the event this Debenture or a portion thereof is not redeemed, interest on the Principal Amount shall accrue and be payable until the Maturity Date at the rate aforesaid after as well as before maturity and after as well as before default, with interest on the amount and default at the same rate.

The aggregate principal amount of this Debenture is $3,500,000 in lawful money of United States. All capitalized terms not otherwise defined herein shall bear the meanings ascribed in the Terms and Conditions.

This Debenture is a direct obligation to the Corporation. The Principal Amount hereof may become or be declared due before the stated maturity date on the conditions, in the manner, with the effect and at the times set forth in the Terms and Conditions.

This Debenture is transferable only pursuant to the conditions prescribed in the Terms and Conditions including regulatory requirements, on the register to be kept at the principal office of the Corporation in the City of Vancouver, British Columbiaor at such other place or places, if any, or by such other registrar or registrars, if any, as the Corporation may designate.

The Corporation may redeem all or any portion of this Debenture at any time in accordance with the provisions of the Terms and Conditions, provided that the rest of the Debentures shall be redeemed on a pro rata basis in relation to the aggregate Principal Amount of all Debentures then outstanding at the time of redemption. If another one or more of the Debentures or a portion thereof is redeemed by the Corporation, this Debenture shall be redeemed on a pro rata basis in relation to the aggregate Principal Amount of all Debentures then outstanding at the time of redemption.

IN WITNESS WHEREOF the Corporation has caused this Debenture to be signed by its proper officer in that behalf effective as of December 5, 2013.

VANSEN PHARMA INC.

Per:
Name:	Patrick Frankham
Title:	Director

TABLE OF CONTENTS

Article 1 INTERPRETATION		5
1.1	Definitions	5
1.2	Meaning of “outstanding”	9
1.3	Interpretation	10
1.4	Headings, Etc.	10
1.5	Day not a Business Day	10
1.6	Applicable Law	10
1.7	Monetary References	10
1.8	Invalidity, Etc.	10
1.9	Enurement	11
Article 2 THE DEBENTURE		11
2.1	Terms of Debenture	11
2.2	Commencement of Interest	12
2.3	Registration and Transfer of Debenture	12
2.4	Person Entitled to Payment	13
2.5	Mutilation, Loss, Theft or Destruction	14
2.6	Option of Holder as to Place of Payment	14
2.7	Debenture Holder not a Shareholder	14
2.8	Debenture Issued as Security	14
Article 3 INTENTIONALLY DELETED		14
Article 4 INTENTIONALLY DELETED		14
Article 5 INTENTIONALLY DELETED		14
Article 6 REDEMPTION AND REPAYMENT BY THE CORPORATION		15
6.1	Right of Redemption	15
6.2	Notice of Redemption by Corporation	15
6.3	Debenture Due on Redemption Date	15
6.4	Surrender of Debenture	16
Article 7 COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE CORPORATION		16
7.1	Representations and Warranties	16
7.2	Covenants	17
7.3	Insurance	18
7.4	Negative Covenants	18
7.5	Defend Charged Property	19
7.6	Supplemental Instruments	20
Article 8 DEFAULT		20
8.1	Acceleration of Maturity	20
8.2	Enforcement by the Holder	20
8.3	Application of Monies by Holder	23
8.4	Remedies Cumulative	23
8.5	Judgment Against the Corporation	24
8.6	Immunity of Shareholders and Others	24
Article 9 SATISFACTION AND DISCHARGE		24
9.1	Cancellation and Destruction	24

Article 10 SUCCESSOR CORPORATIONS		24
10.1	Certain Requirements	24
10.2	Vesting of Powers in Successor	25
Article 11 NOTICES		25
11.1	Notice to Corporation	25
11.2	Notice to Debenture Holder	25
Article 12 FORMAL DATE		26
12.1	Formal Date	26
Article 13 SECURITY FOR PAST, PRESENT AND FUTURE INDEBTEDNESS		26
13.1	Security	26
13.2	Charged Property	26
13.3	Exceptions	28
13.4	Intentionally Deleted	28
13.5	Obligation to Pay	28
13.6	Defeasance	29
13.7	Partial Release	29
13.8	Proviso for Possession Until Default	29

TERMS AND CONDITIONS OF TWELVE (12%)
PERCENT SECURED DEBENTURE
OF VANSEN PHARMA INC.

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Debenture, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)
“this Debenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refers to this Debenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)	“Auditors” means the auditors of the Corporation as appointed by the shareholders of the Corporation from time to time;

(c)
“Applicable Law” means, in relation to any person, transaction or event, all applicable provisions (or mandatory applicable provisions, if so specified) of laws, statutes, rules, regulations, official directives and orders of all governmental bodies (whether administrative, legislative, executive or otherwise) and judgments, orders and decrees of all courts, arbitrators, commissions or bodies exercising similar functions having jurisdiction over the person, transaction or event in question;

(d)
“Business Day” means a day which is not Saturday or Sunday or a legal holiday in the City of Vancouver, British Columbia, Canada, or a day on which banking institutions are not carrying on business in the Province of British Columbia;

(e)	“Charged Property” means all undertaking, property, assets and collateral as described in Article 13;

(f)
“Common Shares” means the common shares in the capital of the Corporation, as such shares exist at the close of business on the date of execution and delivery of this Debenture; provided that in the event of a change or a subdivision, re-division, reduction, combination or consolidation thereof, or successive such changes, subdivisions, re-divisions, reductions, combinations or consolidations then, subject to adjustments, if any, having been made in accordance with the provisions of Section 5.3, “Common Shares” shall thereafter mean the shares resulting from such change, subdivision, re-division, reduction, combination or consolidation;

(g)	“Corporation” means Vansen Pharma Inc. and includes any successor corporation to or of the Corporation which shall have complied with the provisions of Article 10;

(h)	“Corporation’s Auditors” or “Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors accountants of the Corporation;

(i)	“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Corporation;

(j)
“Debenture” means this twelve (12%) percent secured debenture of the Corporation in the aggregate principal amount of $3,500,000 and all of which have identical terms and rank pari passu with one another;

(k)	“Debenture holder” or “Holder” means Hallmark Investments Inc.and its successors or permitted assigns;

(l)
“director” means a director of the Corporation for the time being and “directors” or “board of directors” means the board of directors of the Corporation or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Corporation for the time being, and reference to action by the directors means action by the directors of the Corporation as a board or action by the said executive committee as such committee;

(m)
“dividends paid in the ordinary course” means any dividends, whether in cash, in securities of the Corporation, in specie, in kind or otherwise in property or other assets, declared payable or paid on the Common Shares in any fiscal year of the Corporation, to the extent that the aggregate of such cash dividends or the fair market value thereof, as bona fide determined by the directors of the Corporation, of such dividends in securities, in specie, in kind or otherwise in property or other assets declared and payable or paid from the beginning of the fiscal year of the Corporation in which such dividend is declared to the date of declaration of such dividend, including in such calculation the dividend in question, does not exceed 100% of the net after tax earnings of the Corporation for the immediately preceding fiscal year;

(n)	“Event of Default” means any event specified in Section 8.1, continued for the period of time, if any, therein designated;

(o)	“Issuance Date” means December 5, 2013;

(p)
“Material Adverse Effect”, when used herein to qualify a representation, warranty, covenant or obligation shall mean that the breach of such representation, warranty, covenant or obligation will not have a material adverse effect on the business, operations, assets and prospects, taken as a whole;

(q)	“Maturity Date” means if not previously redeemed, the maturity date of this Debenture, which shall be December 5, 2015;

(r)
“obligations” shall mean any and all present and future indebtedness and all performance obligations which may at any time be due and owing by the Corporation to the Holder, whether such indebtedness or performance obligation is absolute or contingent, matured or unmatured, direct or indirect, and whether the Corporation is liable for such indebtedness as principal, surety, endorser, guarantor or otherwise in connection with or arising in respect of all interest, expenses and costs of enforcement as provided in this Debenture;

(s)	“Officers’ Certificate” means a certificate signed by the President, Vice-President or any other officer of the Corporation;

(t)	“Permitted Encumbrances” means, as of any date, any of the following:

(i)	liens for taxes, assessments or governmental charges:

A.	incurred in the ordinary course of business of the Corporation not at such date due or delinquent; or

B.	the validity of which the Corporation shall be contesting in good faith and in respect of which:

(1)	an amount in cash sufficient to pay such taxes, assessments or charges shall have been deposited with a court, a taxing or assessing authority; or

(2)	a surety bond for such amount shall have been deposited by the Corporation;

(ii)
the lien of any judgment rendered, or of any claim filed, against the Corporation which the Corporation shall be contesting in good faith and in respect of whicha stay of the enforcement of the lien is in effect;

(iii)
undetermined or inchoate liens incidental to construction or current operations which have not at such date been filed pursuant to law against the Charged Property or against the Corporation or which relate to obligations not at such date due or delinquent;

(iv)
easements, rights of way, servitudes or other similar rights in property (including, without limitation, rights of way and servitudes for railways, sewers, drains, pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which in the aggregate do not materially detract from the value of such property or materially impair its use in the operation of the business of the Corporation;

(v)
security given by the Corporation to a public utility, any municipality, governmental or other public authority when required by such utility, municipality or authority in the ordinary course of the business of the Corporation;

(vi)
the right reserved to or vested in any municipality, governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by the Corporation, or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof;

(vii)	any other lien, the validity of which is being contested in good faith and where the Corporation has deposited:

A.	with the court, an amount in cash sufficient to pay the same in full;

B.	a surety bond for such amount;

(viii)	the reservation in any original grant from the government of any land or interests therein and statutory exceptions to title;

(ix)	any caveat relating to a lease or sublease referred to above filed by or on behalf of the lessee or sublessee thereunder or its successors or assigns;

(x)
any Security Interest from time to time disclosed by the Corporation to the Holder and which is consented to in writing by the Holder hereunder in the capacity of the Holder hereunder and not in any other capacity;

(xi)
any lien, charge or encumbrance the satisfaction of which has been provided for by deposit with the Holder of cash or surety, bond or other securities satisfactory to the Holder in an amount sufficient to pay the liability in respect of such lien in full;

(xii)	any Security Interest in favour of the Holder;

(xiii)	any lien, charge or Security Interest arising in respect to leases categorized as operating leases in accordance with generally accepted accounting principles; and

(xiv)
any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole or in part of any lien or Security Interest referred to in the proceeding paragraphs (i) to (xiii) inclusive of this definition, so long as any extension, renewal or replacement of such lien or Security Interest is limited to all or any part of the same property that secured the lien or Security Interest extended, renewed or replaced (plus improvements on such property).

(u)	“person” includes an individual, corporation, Corporation, partnership, association or trust;

(v)
“Prepayment Penalty Amount” means, upon the occurrence of a Redemption Date prior to the Maturity Date, the dollar amount equivalent to the interest that would have accrued from such Redemption Date up to and including the Maturity Date;

(w)
“Principal Amount” means the principal sum of up to USD $3,500,000 or any amount thereof that remains outstanding and unpaid from time to time to the Holder before redemption and before and after maturity;

(x)	“Redemption Date” has the meaning ascribed thereto in Section 6.2;

(y)
“Security Interest” means any assignment, mortgage, charge, pledge, lien, encumbrance or security interest whatsoever, howsoever, created or arising, whether absolute or contingent, fixed or floating, perfected or not, but does not include set-off or any right of set-off;

(z)
“Subsidiary” or “Subsidiary Corporation” means any corporation of which more than 50% of the outstanding Voting Shares are owned, directly or indirectly, by or for the Corporation, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relation to a Subsidiary;

(aa)
“Voting Shares” means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event;

(bb)	“Weighted Average Price” has the meaning outlined in paragraph 5.3(d) hereof and

(cc)	“Written Direction of the Corporation” means an instrument in writing signed by the President of the Corporation or by any two officers of the Corporation.

1.2	Meaning of “outstanding”

This Debenture shall be deemed to be outstanding until it shall be cancelled or delivered to the Corporation for cancellation or monies for the payment thereof shall have been set aside provided that:

(i)	if purchased then it shall be deemed to be outstanding only to the extent of the unpurchased part of the Principal Amount thereof; and

(ii)
if a new Debenture has been issued in substitution for this Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate Principal Amount of this Debenture outstanding.

1.3	Interpretation

In this Debenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules of this Debenture;

(c)
all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Debenture and reference to subsections or clauses refer to paragraphs in the same section as the reference or clauses in the same subsection as the reference; and

(d)
words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4	Headings, Etc.

The division of this Debenture into Articles and Sections and the insertion of a Table of Contents and headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

1.5	Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a business day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day.

1.6	Applicable Law

This Debenture shall be construed in accordance with the laws of the Province of British Columbiaand shall be treated in all respects as validcontracts.

1.7	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States of America unless otherwise expressed.

1.8	Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.9	Enurement

This Debenture shall enure to the benefit of and be binding upon the respect of successors, heirs, executors, administrators and permitted assigns of the Corporation and the Holder.

ARTICLE 2
THE DEBENTURE

2.1	Terms of Debenture

The aggregate Principal Amount of this Debenture shall consist of and be limited to USD $3,500,000 in lawful money of United States.

This Debenture shall be designated as a “$3,500,000 Twelve (12%) Percent Secured Debenture”, shall be dated as of the date hereof and shall mature on the Maturity Date. This Debenture shall entitle the holder thereof to:

(i)
receive interest on the Principal Amount thereofat a rate of twelve (12%) percent per annum payable quarterly in arrears from the date of advance of the Principal Amount to the Corporation up to and including the Redemption Date or the Maturity Date, whichever is earlier. The first interest payment shall include accrued interest from the date of advance of the Principal Amount to the Corporation up to and including December 5, 2014. In the event this Debenture or a portion thereof is not redeemed, interest on the Principal Amount shall accrue and be payable until the Maturity Date at the rate aforesaid after as well as before maturity and after as well as before default, with interest on the amounts in default at the same rate. Prior to the Maturity Date and in addition to the foregoing, the Corporation shall make balloon payments against the Principal Amount in the following amounts on the dates set out below:

Date	Amount
12 months from the Issuance Date	USD $1,000,000
18 months from the Issuance Date	USD $1,000,000
24 months from the Issuance Date	USD $1,500,000

(ii)	if not previously redeemed, repayment of any and all of the Principal Amount and accrued but unpaid interest therein on the Maturity Date.

The principal of this Debenture and interest thereon shall be payable in lawful money of United States at the principal office of the Holder in Vancouver, Canada.

2.2	Commencement of Interest

This Debenture shall bear interest on the Principal Amount at the rate specified in Section 2.1 hereof from the date of advance of the Principal Amount to the Corporation to and including the earlier of the Redemption Date or the Maturity Date, whichever is earlier (subject to additional interest payable by way of the Prepayment Penalty Amount and any Prepayment Fees). Interest shall also be paid at the rate aforesaid on the unpaid Principal Amount plus accrued but unpaid interest after the Maturity Date.

Interest for any period shall be computed on the basis of a year of 365 days.

Effective upon the occurrence of any default or Event of Default hereunder and for so long as any such default or Event of Default shall be continuing, the applicable interest rate hereunder shall be increased by five percentage points (5%) per annum (such increased rate, the “Default Rate”), and all outstanding obligations hereunder, including unpaid interest, shall continue to accrue interest from the date of such default or Event of Default at the Default Rate applicable to such obligations hereunder.

2.3	Registration and Transfer of Debenture

(a)
The Corporation shall, at all times while this Debenture is outstanding, cause to be kept by and at the principal office of the Corporation in the City of Vancouver, British Columbiaa register in which shall be entered the name and address of the Holder and particulars of this Debenture held by the Holder, and the registers of transfers of Debentures referred to in this Section shall be kept by and at the principal offices of the Corporation in the City of Vancouver, British Columbia. No transfer of this Debenture shall be valid unless made by the Holder or its executors or administrators or other legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation, and the exchange if applicable, upon compliance with such reasonable requirements as the Corporation may prescribe and any applicable regulatory requirements, and unless such transfer shall have been duly entered on one of the appropriate registers.

(b)	The register referred to in this Section shall at all reasonable times be open for inspection by the Holder.

(c)	This Debenture shall not be assigned unless all the obligations of the assignor are also assigned to the assignee of this Debenture.

(d)
This Debenture may be transferred at any of the places at which a register is kept pursuant to the provisions of this Section, in accordance with such reasonable requirements as the Corporation may prescribe. The Corporation shall not be required to transfer or exchange this Debenture on any interest payment date or during a period of ten business days immediately preceding any such date.

(e)
Except in the case of the register required to be kept at the City of Vancouver, British Columbia, the Corporation shall have power at any time to close any register upon which the registration of this Debenture appears and in that event it shall transfer the records thereof to another existing register or to a new register and thereafter this Debenture shall be deemed to be registered on such existing or new register.

2.4	Person Entitled to Payment

(a)
The person in whose name this Debenture shall be registered shall be deemed and regarded as the owner thereof for all purposes of this Debenture and payment of or on account of the principal of this Debenture shall be made only to or upon the order in writing of such holder thereof and such payment shall be a good and sufficient discharge to the Corporation and any paying agent for the amounts so paid. As interest on this Debenture matures (except interest payable at maturity which may be paid upon presentation and surrender of this Debenture for payment), the Corporation, at least three days prior to each date on which interest on this Debentures becomes due, shall forward or cause to be forwarded by prepaid post, transfer of funds or such other means to the holder for the time being, at its address appearing on the appropriate register hereinbefore mentioned. The forwarding of such cheque or the making of such payment by other means shall satisfy and discharge the liability for the interest on this Debenture to the extent of the sum or sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque if payment is so made by cheque be not paid on presentation, provided that in the event of the non-receipt of such cheque by the holder, or the loss or destruction thereof, the Corporation, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and an indemnity reasonably satisfactory to it, shall issue to such holder a replacement cheque or warrant for the amount of such cheque.

(b)
The Holder shall be entitled to the principal and interest evidenced by this Debenture, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and a transferee of this Debenture shall, after an appropriate form of transfer is lodged with the Corporation be entitled to be entered on any of the appropriate registers as the owner of this Debenture, free from all equities or rights of set-off or counterclaim between the Corporation and his transferor or any previous holder thereof, except for equities the Corporation is required to take notice of by statute or by order of a court of competent jurisdiction.

(c)
Delivery to the Corporation by the Holder or delivery of the receipt of the Holder for the principal and interest evidenced by this Debenture respectively shall be a good and valid discharge to the Corporation, which shall not be bound to enquire into the title of such Holder, save as ordered by some court of competent jurisdiction or as required by statute.

2.5	Mutilation, Loss, Theft or Destruction

In case this Debenture shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation such evidence of the loss, theft or destruction of this Debenture as shall be satisfactory to the Corporation in its discretion and shall also furnish an indemnity satisfactory to the Corporation. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture including the cost of such indemnity or indemnity bond.

2.6	Option of Holder as to Place of Payment

Except as herein otherwise provided, all sums which may at any time become payable, whether at maturity or on a declaration or on redemption or otherwise, on account of this Debenture or any interest thereon shall be payable at the option of the Holder at any of the places at which the principal of and interest on this Debenture is payable.

2.7	Debenture Holder not a Shareholder

Nothing in this Debenture shall, in itself confer or be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation, including, without limitation, the right to vote at, to receive notice of, or to attend at meeting of shareholders or any offer proceedings of the Corporation, or the right to receive dividends or other distributions.

2.8	Debenture Issued as Security

This Debenture shall be held by the Holder as continuing security for the obligations which from time to time are due and owing by the Corporation to the Holder and any ultimate unpaid balance or unperformed part thereof.

ARTICLE 3
INTENTIONALLY DELETED

ARTICLE 4
INTENTIONALLY DELETED

ARTICLE 5
INTENTIONALLY DELETED

ARTICLE 6
REDEMPTION AND REPAYMENT BY THE CORPORATION

6.1	Right of Redemption

Prior to the date that is one year from the Issuance Date, the Corporation may not redeem all or any portion of this Debenture without the express written consent of the Holder and in accordance with the provisions of thisArticle 6. On or after the date that is one year from the Issuance Date, the Corporation may redeem or prepay the full Principal Amount outstanding under this Debenture, in accordance with the provisions of this Article 6 and subject to additional payment of the Prepayment Penalty Amount.

In addition to the Prepayment Penalty Amount, prepayment fees shall be payable by the Corporation to the Holder in an amount equal to (each a “Prepayment Fee”):

i.
4% of the portion of any principal amount redeemed or repaid hereunder on or after the Issuance Date and on or before the first anniversary of the Issuance Date, payable on the applicable date of redemption or repayment; and

ii.
2% of the portion of any principal amount redeemed or repaid hereunder after the first anniversary of the Issuance Date and on or before the Maturity Date then in effect, payable on the applicable date of redemption or repayment.

The Corporation acknowledges and agrees that the Prepayment Fees provided above are intended to be fair and reasonable approximations of damages to the Holder for redemption or repayment and any such Prepayment Fees are not intended to be penalties.

6.2	Notice of Redemption by Corporation

The Corporation may not redeem all or any portion of this Debenture until twenty-one (21) days after the Holder has provided express written approval of such redemption requested by the Corporation (or if express written consent is not required pursuant to Section 6.1, notice of intention to redeem from the Corporation) including the date of redemption (the “Redemption Date”) and the amount to be redeemed.

6.3	Debenture Due on Redemption Date

Upon approval (or notice, as applicable) having been provided pursuant to Section 6.2, the portion of this Debenture so called for redemption shall thereupon be and become due and payable on the Redemption Date, in the same manner and with the same effect as if it were the Maturity Date, and from and after such Redemption Date, if the moneys necessary to redeem this Debenture shall have been paid to the Holder as hereinafter provided, this Debenture shall not be considered as outstanding to the extent of the Principal Amount redeemed and interest on the Principal Amount so redeemed shall cease to accrue after the Redemption Date (subject to the Prepayment Penalty Amount and Prepayment Fees).

6.4	Surrender of Debenture

(a)
If all or any portion of the Principal Amount shall become payable by redemption or otherwise before the Maturity Date, the Holder shall surrender this Debenture for cancellation, the Corporation nevertheless paying the interest accrued and unpaid thereon.

(b)
If this Debenture is called for redemption in part only, upon surrender of this Debenture for payment, the Holder shall be entitled to receive, without expense to the Holder, a new Debenture for the unredeemed part of the Debenture so surrendered and the Corporation shall execute and deliver such new Debenture in accordance with the instructions of the Holder.

(c)
If this Debenture is not surrendered in accordance with this Section 6.4 and the amount required to be paid pursuant to Section 6.3 is paid, to the extent of such redemption amount, this Debenture shall thereafter not be considered as outstanding hereunder, and the Holder shall have no right in respect thereof.

ARTICLE 7
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

7.1	Representations and Warranties

The Corporation represents and warrants to the Holder as follows:

(a)
the Corporation is a corporation duly organized, legally existing and in good standing under the laws of the State of Nevada and is duly authorized to do business in each other jurisdiction where a failure so to qualify would have a materially adverse effect on the business or operations of the Corporation;

(b)
the Corporation is duly authorized and empowered to execute, deliver and perform its obligations under this Debenture and all action on the part of the Corporation for the due execution, delivery and performance by the Corporation of this Debenture has been duly and effectively taken; and

(c)
this Debenture constitutes valid and binding obligations of the Corporation, enforceable in accordance with their terms (except that such enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and that specific performance and other equitable remedies are subject to the discretion of the courts before which such remedies are sought and the provisions of the Interest Act, (Canada).

7.2	Covenants

The Corporation covenants and agrees with the Holder as follows:

(a)	to forever defend the Charged Property against every person whomsoever lawfully claiming or attempting to claim the same or any part thereof (subject to Permitted Encumbrances);

(b)	to pay all monies and perform all obligations hereby secured, together with other appurtenant charges thereon, in accordance with the terms of this Debenture;

(c)	to carry on and continuously conduct its business in respect of the Charged Property in a lawful, efficient, diligent and businesslike manner;

(d)
to keep and maintain proper books of account and records accurately covering all aspects of the business affairs of the Corporation relating to the Charged Property and to permit authorized officers, employees or agents of the Holder to inspect the same during regular business hours;

(e)
to furnish annually to the Holder within one hundred twenty (120) days after the end of each fiscal year of the Corporation audited financial statements of the Corporation together with the report of the auditors thereon, where making such statements publicly available is sufficient to meet this obligation;

(f)
to furnish to the Holder within sixty (60) days after the end of each quarter of its fiscal year unaudited financial statements of the Corporation for such quarter prepared in accordance with generally accepted accounting principles, where making such statements publicly available is sufficient to meet this obligation;

(g)
to fully pay and discharge as and when the same become due and payable all taxes (including local improvement rates), rates, duties and assessments that may be levied, rated, charged or assessed against the Corporation, or the Charged Property, or any part thereof unless same is being contested in good faith;

(h)
to at all times promptly observe, perform, execute and comply with all applicable laws, rules, requirements, orders, directions, by-laws, ordinances, work orders and regulations of every governmental authority and agency whether federal, provincial, municipal or otherwise, including, without limiting the generality of the foregoing, those dealing with fire, access, the environment (whether for its protection, preservation, clean-up or otherwise), toxic materials or other environmental hazards, public health and safety, and all private covenants and restrictions affecting the Charged Property or any portion thereof;

(i)	to give the Holder prompt notice of any Event of Default or of any event which with notice or lapse of time, or both, would constitute an Event of Default hereunder;

(j)
to execute such further assurances of the Charged Property as may be reasonably required (including, without limitation, such required additional security documents or related registrations under the laws of any Province of Canada, the United States of America or any state thereof).

7.3	Insurance

(a)
The Corporation covenants that, at all times during the continuation of this Debenture, it will keep such of the Charged Property that are of an insurable nature and are of a character usually insured by companies owning or operating the same or similar premises insured with responsible insurers, against loss, or damage by fire and other causes customarily insured in respect of similar assets in Canada. Unless otherwise agreed to in writing by the Holder, the losses under all such insurances shall be payable firstly to the Holder.

(b)
The Corporation agrees that so long as it remains indebted to the Holder, it will maintain with reputable insurers third party public liability and property damage insurance covering all operations of the Corporation within limits of coverage usually carried by others owning or operating the same or a similar type and size of business as that being conducted by the Corporation.

(c)
The Corporation will, upon the request of the Holder, deliver to the Holder certified copies of all policies or contracts of insurance being carried by the Corporation pursuant to the terms hereof, together with such certificates of insurance as the Holder may reasonably require and evidence that the premiums on all such insurance have been paid.

(d)
If the Corporation should fail to take out or maintain all or any of the insurance required to be carried by the Corporation pursuant to the terms hereof, the Holder may, but shall not be obligated to, take out some or all of such insurance and all sums expended by the Holder in effecting such insurance shall forthwith become due and be payable by the Corporation to the Holder and until paid shall form part of the principal amount secured hereby.

(e)
In the event of loss under any of the insurance referred to in Section 7.3(a) hereof, the Holder, at its option, may apply the insurance proceeds on account of the principal amount secured hereby or may apply the same to rebuilding, repairing and restoring the Charged Property, or may at its sole discretion apply the same partly for one purpose and partly for the other purpose.

7.4	Negative Covenants

The Corporation shall not, and covenants with the Holder that it will not, without first obtaining the prior written consent of the Holder:

(a)	sell, exchange, transfer, assign or dispose of any part of the Charged Property, except in the ordinary and normal course of business of the Corporation as a seller of pharmaceutical products;

(b)
create or suffer to be created any mortgage, hypothec, lien, charge, encumbrance or security interest of whatsoever nature upon the Charged Property ranking in priority to or pari passu with the lien hereof except for Permitted Encumbrances;

(c)	incur or become liable for any indebtedness when it is in default under this Debenture except short term indebtedness incurred in the ordinary course of business of the Corporation;

(d)	guarantee the debts, liabilities or obligations of any Person or become the endorser on any note or other obligation when it is in default under the terms of this Debenture;

(e)	reduce its capital or redeem, purchase or otherwise retire or pay off any of the issued and outstanding shares for the time being of the Corporation or repay any shareholders loans;

(f)	lend money to any officer, director, shareholder or employee;

(g)	make any capital expenditures when it is in default under this Debenture except such expenditures which may be required to preserve the Charged Property;

(h)	make any distribution to its shareholders or any of them by way of dividend, other distribution of capital repayment of shareholder loan or otherwise; or

(i)	merge, amalgamate or undertake any plan of arrangement or other corporate reorganization.

7.5	Defend Charged Property

(a)
The Corporation at its own cost will protect the Charged Property against all liabilities of any nature, including all claims of workmen or materialmen that might arise from the administration or operation of any part of the Charged Property or from the Corporation’s operations; and will pay or cause to be paid all such liabilities and all charges for labour, materials and equipment incurred in such administration and operation unless same is being contested in good faith.

(b)
If a lien hereof, or the title to, or the rights of the Holder in or to the Charged Property or any part thereof, shall be endangered or shall be attacked directly or indirectly, or if any legal proceedings are instituted against the Corporation with respect thereto, the Corporation will promptly give written notice thereof to the Holder and the Corporation, at its sole cost and expense, and will diligently cure any defect that may be developed or validly claimed, and will take all necessary and proper steps for the defence of the title to the Charged Property and the lien of this Debenture thereon and will take such action as is reasonably appropriate to the defence of any such legal proceedings including, but not limited to, the employment of counsel, for the prosecution or defence of litigation and the release or discharge of claims made against the title to the Charged Property or the lien of this Debenture.

7.6	Supplemental Instruments

The Corporation, at its cost and expense, will duly execute and deliver all such supplementary and corrective instruments and other instruments and assurances as the Holder may reasonably require in order to render all of the Charged Property now owned and hereinafter acquired by the Corporation, subject to the specific lien, charge and Security Interest hereof for the perfection and protection of the mortgages, liens, charges and assignments created or intended to be created hereby and the rights conferred or intended to be conferred upon the holder under this Debenture. The Corporation, at its cost and expense, will cause this Debenture and all such supplementary and corrective instruments and other instruments and assurances to be properly filed and re-filed, registered and re-registered and deposited and re-deposited in such manner, at such offices and places and at such times and as often as may be required by law or as may be necessary or desirable to perfect and preserve the mortgage, liens, charges and assignments created or intended to be created hereby and the rights conferred or intended to be conferred upon the holder under this Debenture.

ARTICLE 8
DEFAULT

8.1	Acceleration of Maturity

Upon the happening of any one or more of the following events, namely:

(a)
if the Corporation makes default in payment of any amount due or secured hereunder or under this Debenture and any such default continues unremedied for a period of five (5) days after notice of such default is given to the Corporation by the holder;

(b)
if a decree or order of a court having jurisdiction in the premises is entered adjudging the Corporation as bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of the property of, the Corporation, or appointing a receiver of, or of any substantial part of the property of, the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of seven (7) days;

(c)
if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 10.1 are duly observed and performed or if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of the property of, the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes;

(d)
if the Corporation shall neglect to observe or perform any covenant or condition contained in this Debenture on its part to be observed or performed and, after notice in writing has been given by the holder to the Corporation specifying such default and requiring the Corporation to put an end to the same and the Corporation shall fail to cure such default within a period of fifteen (15) days, unless the Holder (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the holder; and

(e)	a custodian, liquidator, receiver, receiver and manager, receiver-manager or trustee or any other person with similar powers being appointed for the Corporation or for any property of the Corporation;

(f)	any event or circumstance occurring which is determined by the Holder to constitute a Material Adverse Effect;

then in each and every such event the Holder may by notice in writing to the Corporation declare the Principal Amount of this Debenture then outstanding and all other monies outstanding or secured hereunder to be due and payable and the same shall forthwith become immediately due and payable to the holder of this Debenture, anything therein or herein to the contrary notwithstanding, and subject to the other terms hereof, the Corporation shall forthwith pay to the Holder the Principal Amount of and such other monies from the date of the said declaration until payment is received by the Holder. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder, and any monies so received by the Holder shall be applied in the manner provided in this section.

8.2	Enforcement by the Holder

(a)
In the event the Corporation shall fail to pay to the Holder, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and interest on this Debenture then outstanding, together with any other amounts due hereunder, the Holder may in its discretion, proceed in its name to obtain or enforce payment of the Principal of and interest on this Debenture then outstanding together with any other amounts due hereunder by such proceedings authorized by this Debenture or by law or equity as the Holder shall deem expedient.

(b)
The Holder shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the Holder, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the holder of this Debenture allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property.

(c)
In the event the security hereby constituted shall have become enforceable, then the Holder, in its discretion and subject to Permitted Encumbrances, may enter upon and/or take possession of the Charged Property or any part thereof and may in the like discretion sell, call in, collect and convert into money the same or any part thereof with full power to sell any of the Charged Property either together or in parcels and either by public auction or private contract and either for a lump sum or for a sum payable by instalments or for a sum on account and a mortgage or charge for the balance and with full power upon every such sale to make any special or other stipulations as to title or evidence of commencement of title or otherwise which the Holder shall deem proper and with full power to buy in or rescind or vary any contract for sale of the said premises or any part thereof and to resell the same without being responsible for any loss which may be occasioned thereby and with full power to compromise and effect compositions and for the purposes of the aforesaid, or any of them, to execute and do all such assurances and things as it shall think fit.

(d)
Upon any such sale, calling-in, collection or conversion as aforesaid, the receipt of the Holder for the purchase money of the premises sold and for any other monies paid to it shall effectually discharge the purchaser or purchasers or other person or persons paying the same there from and from being concerned to see to the application or being answerable for the loss or misapplication thereof. Any such sale, calling-in, collection or conversion shall be a perpetual bar, both in law and in equity, against the Corporation and all other persons claiming the Charged Property sold or any part thereof by, through or under the Corporation.

(e)
The Holder shall hold and apply monies which arise from any sale, calling-in, collection or conversion against the principal amount and other monies which are secured hereby in such order and to such indebtedness of the Corporation to the Holder as the Holder may determine in its sole and absolute discretion from time to time and as prescribed by law.

(f)
The Holder shall out of the rents and profits and income of the Charged Property, pay and discharge the expenses incurred in and about the carrying on and management of the assets or in the exercise of any of the powers under the last preceding clauses hereof or otherwise in respect of the premises and all outgoings which it shall think fit to pay and shall pay and apply the residue of the said rents, profits, income and monies in the same manner as is hereinbefore provided.

(g)
Subject to the rights of the holder of Permitted Encumbrances, the Holder at any time after the security hereby constituted becomes enforceable may, by writing appoint or a court of competent jurisdiction, on application of the Holder, may appoint a receiver (which term when used herein includes a receiver, receivers or a receiver-manager) of the Charged Property or any part thereof and remove any receiver or receivers or receiver-manager so appointed and appoint another in his stead and the following provisions shall have effect:

(i)	Such appointment may be made either before or after the Holder shall have entered into or taken possession of the Charged Property or any part thereof;

(ii)	Such receiver may be vested by the Holder with such powers and discretions as the Holder may think expedient;

(iii)	Unless otherwise directed by the Holder, such receiver may exercise all the powers and authorities vested in the holder by this Debenture;

(iv)	Such receiver shall, in the exercise of his powers, authorities and discretions, conform to the regulations and directions from time to time made and given by the Holder;

(v)	The Holder may from time to time fix the remuneration of such receiver and direct payment thereof out of the Charged Property;

(vi)
The Holder may from time to time and at any time require any such receiver to give security for the due performance of his duties as such receiver and may fix the nature and the amount of the security to be so given, but the Holder shall not be bound in any case, to require any such security;

(vii)	Save so far as otherwise directed by the Holder, all monies from time to time received by such receiver shall be paid in trust for and over to the Holder;

(viii)
The Holder may pay over to such receiver, any monies constituting part of the Charged Property to the intent that the same may be applied for the purposes hereof by such receiver, and the Holder may from time to time determine what funds the receiver shall be at liberty to keep in hand with a view to the performance of his duties as such receiver; and

(ix)
The receiver shall be the agent of the Corporation and the Corporation shall be solely responsible for his acts and defaults (including negligence, misconduct or misfeasance on the part of any such receiver) and for his remuneration.

(h)	The receiver appointed hereunder by the Holder may be any person and the Holder may appoint another or others in his or their stead.

(i)
The rights and powers conferred herein, in regard to appointment and powers of the receiver, are in supplement to and not in substitution for any tights or powers the Holder may from time to time have as the holder of this Debenture and every such receiver may, in the discretion of the holder, be vested with all or any of the rights and powers of the Holder.

(j)
After the security hereby created shall have become enforceable and the holder shall have determined or become bound to enforce the same, the Corporation will from time to time, and subject to Permitted Encumbrances, execute and do all such assurances and things as the Holder may reasonably require for facilitating the realization of the Charged Property and for exercising all the powers, authorities and discretions hereby conferred upon the Holder and for confirming to any purchaser of any of the Charged Property, whether sold by the Holder hereunder or by judicial proceedings, the title to the property so sold, and that it will give all notices and directions which the registered Holder hereof may consider expedient; provided that for said purposes the Corporation does hereby irrevocably appoint the Holder to be the attorney of the Corporation in the name and on behalf of it to execute and do any deeds, transfers, conveyances, assignments, assurances and things which the Corporation ought to execute and do under the covenants and provisions herein contained, and generally, to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Holder.

(k)
The Holder shall not nor shall any receiver as aforesaid by reason of the Holder or such receiver entering into possession of the Charged Property or any part thereof be liable to account as mortgagee in possession or for anything or be liable for any loss upon realization or for any default or omission for which a mortgagee in possession might be liable.

8.3	Application of Monies by Holder

Except as herein otherwise expressly provided any monies received by the Holder from the Corporation pursuant to the foregoing provisions of this Article, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Holder available for such purpose, as follows:

(a)
first, of the principal of and accrued and unpaid interest and interest on amounts in default on this Debenture which shall then be outstanding in the priority of principal first and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by extraordinary resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution; and

(b)	second, in payment of the surplus, if any, of such monies to the Corporation or its assigns.

8.4	Remedies Cumulative

No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.5	Judgment Against the Corporation

The Corporation covenants and agrees with the Holder that, in case of any judicial or other proceedings to enforce the rights of the Debenture holder, judgment may be rendered against it in favour of the Debenture holder for the Debenture holder, for any amount which may remain due in respect of this Debenture and the interest thereon and any other monies owing hereunder.

8.6	Immunity of Shareholders and Others

The Debenture holder hereby waives and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Corporation or of any successor Corporation for the payment of the principal of or interest on any of this Debenture or on any covenant, agreement, representation or warranty by the Corporation herein.

ARTICLE 9
SATISFACTION AND DISCHARGE

9.1	Cancellation and Destruction

This Debenture shall forthwith after payment thereof be delivered to the Corporation and cancelled by it.

ARTICLE 10
SUCCESSOR CORPORATIONS

10.1	Certain Requirements

The Corporation shall not enter into any transaction (including by way of reconstruction, re-organization, consolidation, amalgamation, merger, liquidation, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person, or, in the case of any such amalgamation, of the continuing corporation resulting there from, unless:

(a)	such other person or continuing corporation (herein called “Successor Corporation”) is a corporation incorporated under the laws of Nevada, USA.

(b)
the Successor Corporation shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments, if any, as are, in the opinion of the Corporation, with the advice of Counsel, necessary or advisable to evidence the assumption by the Successor Corporation of liability for the due and punctual payment of all this Debenture, interest thereon and all other monies payable hereunder, the covenant of the Successor Corporation to pay the same and the agreement of the Successor Corporation to observe and perform all the covenants and obligations of the Corporation under this Debenture;

(c)
such transaction, in the opinion of the Corporation, with the advice of Counsel, shall be upon such terms as to substantially preserve and not impair any of the rights and powers of the holder hereunder; and

(d)
no condition or event shall exist in respect of the Successor Corporation at the time of such transaction or after giving full effect thereto which constitutes or would constitute an Event of Default hereunder;

provided however, that the provisions hereof shall not apply in respect of any reorganization, reconstruction, amalgamation, merger, liquidation, transfer, sale or otherwise, involving the Corporation and its Subsidiaries whereby there is no effective change in control or effective change in ownership of the assets, undertakings and property of the Corporation or its Subsidiaries.

10.2	Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Debenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Debenture required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the directors or officers of such Successor Corporation.

ARTICLE 11
NOTICES

11.1	Notice to Corporation

Any notice to the Corporation under the provisions of this Debenture shall be valid and effective if given in writing and, within normal business hours, either personally delivered, sent by prepaid registered or receipted mail, sent by same day or next day courier or sent by telecopier to the Corporation at 3500 boulevard De Maisonneuve West, Suite 1600

Westmount, QC H3Z-3C1, Canada . Any notice sent by registered and receipted mail or by courier or given by personal delivery shall be deemed to be received on the date of delivery and any notice sent by telecopier shall be deemed to be received on the day of sending the telecopy. The Corporation may from time to time notify the Holder in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Debenture.

11.2	Notice to Debenture Holder

All notices to be given hereunder with respect to this Debenture shall be deemed to be validly given to the Holder if sent by mail, postage prepaid, by letter or circular addressed to the Holder at its post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to the Debenture holder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

Any notice given to the Debenture holder by mail shall be deemed to have been given on the day of mailing. Any notice given to Debenture holder by personal delivery shall be deemed to have been given on the date of delivery.

ARTICLE 12
FORMAL DATE

12.1	Formal Date

For the purpose of convenience this Debenture may be referred to as bearing the formal date of December 5, 2013, irrespective of the actual date of execution hereof.

ARTICLE 13
SECURITY FOR PAST, PRESENT AND FUTURE INDEBTEDNESS

13.1	Security

The mortgages, pledges and charges created herein shall take effect forthwith upon the execution hereof and shall secure any and all indebtedness or obligations now or hereafter owing by the Corporation to the holder of this Debenture hereunder and provided further, without restricting the generality of the foregoing, the indebtedness and obligations secured by the mortgages, pledges and charges created herein shall include the following:

(a)
any sums advanced by the Debenture holder to the Corporation or expenses or costs or obligations incurred by the Holder, which are made or incurred pursuant to, or permitted by, the terms hereof, from the date of the advances or the incurring of such expenses or costs until reimbursed; and

(b)	any extensions or renewals of all such indebtedness or obligations described herein.

13.2	Charged Property

In consideration of the premises herein contained and one ($1.00) dollar paid by the Holder to the Corporation, the receipt and sufficiency whereof is hereby acknowledged, and to secure the due payment of the Principal Amount of this Debenture from time to time issued and certified hereunder and all other monies or obligations, if any, from time to time owing to the Debenture holder on the security of this Debenture and the due performance of the obligations of the Corporation herein contained, and subject to the Permitted Encumbrances, the Corporation hereby grants, assigns, transfers, mortgages, pledges and charges as and by way of a fixed and floating charge to and in favour of the Holder, all of the undertaking, property and assets of the Corporation, both present and future of whatsoever nature including, without restricting the generality of the foregoing:

(a)	all intellectual property used in connection with the Pure Intellectual Property (“Pure”) (as defined below)

(b)	all assets related to 0789717 B.C. Ltd. (Pure Pharmacy #4) and 0856573 B.C. Ltd. Pure Pharmacy #5) and any other Pure stores acquired from the use of proceeds of the Debenture.

(c)
all assets related to the registration, promotion, if any, marketing, distribution and/or sale of the Products including, but not limited to, all marketing plans, market research, studies, reports, sales materials, reprints, brochures, package inserts, and other scientific and medical information regarding the Products, detail aids, journal ads, films, artwork, mechanicals, and other marketing literature;

(a)
fixed assets, machinery, equipment, fixtures, furniture, furnishings, vehicles, material handling equipment, scales, implements, parts, tools, spare parts and leasehold improvements owned or used or held by the Seller, including, without limitation, any which are in storage or in transit, and other tangible property and facilities used by the Seller;

(b)	all of the accounts receivable of the Seller;

(c)	all inventory and supplies ofthe business including, without limitation, all finished goods, packaging and raw material inventory;

(d)	the prepaid expenses or deposits of the business;

(e)
all computer hardware and software owned by the Seller and all rights of the Seller under leases of such computer hardware and software, including all rights under licenses and other agreements relating thereto;

(f)	all the contracts which relate to the business of the Seller;

(h)	all right, title and interests of the assets;

(i)	the real property including, without limitation, all furnishings, fixtures, leasehold improvements and any other fixed assets pertaining to the business of the Seller;

(j)	the goodwill of the Seller relating to the business of the Seller;

(k)	all the books and records of the Seller;

(l)
subject to the terms and conditions of a license agreement, all right, title and interest of the Seller in and to the “Pure” name in any manner whatsoever including, without limitation, in association with vitamins, minerals, dietary and nutritional supplements, analgesic, generic, OTC and other products of like nature, together with all goodwill associated therewith, as well as all other trade-marks (including all advertising and promotion materials, artwork and printing plates related to such trademarks), trade names, product brand names, product registrations, research and development undertakings, formulae, manufacturing and testing specifications, know-how, inventions and trade secrets and other intangible assets otherwise necessary in the ordinary course of business for the “Pure” name, and all other intellectual property of any nature or kind whatsoever relating to the business of the Seller;

(m)	to the extent transferable, all permits, licences, registrations, certifications and qualifications relating to the business of the Seller required by any governmental authority; and

(n)	to the extent transferable, all warranty and service rights against manufacturers or suppliers relating to any of the Assets;

(all of such undertaking, property, assets and collateral as described in this clause herein collectively called the “Charged Property”), provided that the holders shall hold the Charged Property subject to (but without incurring any liability under) all terms and provisions of any existing agreements and other instruments relating thereto and to all Permitted Encumbrances.

13.3	Exceptions

The Corporation shall not, without the prior consent of the holder first had and obtained, be at liberty to and shall not, subject to Permitted Encumbrances, create or incur or suffer to be created or incurred any mortgage, pledge, hypothec, lien, charge, encumbrance, assignment or other security of any kind whatsoever upon the Charged Property or any part thereof ranking or purporting to rank in priority or pari passu to this Debenture or the charges created and secured hereby, sell, assign, transfer, lease or otherwise dispose of the Charged Property or any part thereof otherwise than in the ordinary course of business of the Corporation; provided always that the last day of the term of any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Corporation or any renewal thereof, is hereby and shall be excepted out of the mortgage, pledge and charge created hereby or by any other instrument supplemental hereto and does not and shall not form part of the Charged Property, but the Corporation shall stand possessed of the reversionary interest remaining in the Corporation of any leasehold interest forming part of the Charged Property, upon trust to assign and dispose thereof as the Holder shall direct, and upon any sale of a leasehold interest or any part thereof, the Holder, for the purposes of vesting the aforesaid reversionary interest of any such term or any renewal thereof in any purchaser or purchasers thereof shall be entitled by deed or writing to appoint such purchaser or purchasers or any other person or persons a new trustee or trustees of the aforesaid reversion in the place of the Corporation and to vest the same accordingly in the new trustee or trustees so appointed, freed and discharged from any obligation respecting the same.

13.4	Intentionally Deleted

13.5	Obligation to Pay

Nothing contained in this Debenture, is intended to or shall impair, as between the Corporation, its creditors, and the holders, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders the principal amount and other indebtedness and obligations of the Corporation to the holders hereunder as and when the same shall become due and payable in accordance with the terms hereof, or affect the relative rights of the holders, nor shall anything herein prevent the Holder, from exercising all remedies otherwise permitted by applicable law or equity under this Debenture.

13.6	Defeasance

Upon payment by the Corporation to the Holder of the Principal Amount of the Debenture and all other money secured hereby and the satisfaction of all obligations secured hereunder and provided the security herein constituted shall not have become enforceable, then the Charged Property shall revert and revest in the Corporation without any release, acquittance, reconveyance, re-entry or other act or formality whatsoever, but the Holder shall nevertheless, within fifteen (15) days of being requested in writing by the Corporation to do so, deliver up this Debenture to the Corporation and execute, acknowledge or deliver to the Corporation a full release and reconveyance of the Charged Property or such parts thereof as shall not have been disposed under the powers herein contained and such further and other documents reasonably requested by the Corporation.

13.7	Partial Release

No postponement or partial release or discharge of the mortgage, lien and charge created under and secured by this Debenture in respect of all or any part of the Charged Property shall in any way operate or be construed so as to release and discharge the security hereby constituted in respect of the Charged Property except as herein specifically provided, or so as to release or discharge the Corporation from its liability to the holders to fully pay and satisfy the principal amount of the Debentures and all other monies due or remaining unpaid by the Corporation to the Holder from time to time as provided herein.

13.8	Proviso for Possession Until Default

Until the security hereby created shall become enforceable and the Holder shall have determined to enforce the same, the Corporation shall be permitted in the same manner and to the same extent as if this Debenture had not been executed, but subject to the express terms hereof, to possess, operate, manage, use and enjoy its Charged Property in the ordinary course of business of the Corporation and for the purpose of carrying on the same, and for such purpose, to take and use the rents, income, profits and issues thereof, including dividends, profits and interest upon or in respect of any shares, bonds or other securities, claims and demands in judgment or otherwise at any time forming part of the Charged Property.

TRANSFER FORM

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

(Please print or typewrite name assignee)

(Please print or typewrite address of assignee)

the within Debenture (or USD$_______ Principal Amount thereof*) of Vansen Pharma Inc. and hereby irrevocably constitutes and appoints
_______________________________________
(Please leave blank for individual holders)

the attorney to transfer the said Debenture on the registers of the Corporation, with full power of substitution.

*If less than all the Debentures represented by this Debenture Certificate are being transferred, the Debenture Certificate representing those Debentures not transferred will be registered in the name appearing on the face of this Debenture Certificate and such certificates (please check one):

(a) ______ should be sent by first class mail to the following address:

(b) ______ should be held for pick up at the office of the ●at which this Debenture Certificate is deposited.

DATED the _____ day of _____________, 20__.

Signature Guaranteed	(Signature of Debenture holder or Authorized Representative)

(Signature of Debenture holder or Authorized Representative)

Print Full Name of Debenture holder or Authorized Representative

Print Full Address

Daytime Telephone Number

Instructions:

1. Signature of the Debenture holder must be the signature of the person appearing on the face of this Debenture Certificate.

2. If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3. THE SIGNATURE ON THIS FORM MUST BE GUARANTEED BY A SCHEDULE “A” CANADIAN CHARTERED BANK/TRUST COMPANY OR A MEMBER OF AN ACCEPTABLE MEDALLION SIGNATURE GUARANTEE PROGRAM. THE GUARANTOR MUST AFFIX A STAMP BEARING THE ACTUAL WORDS “SIGNATURE GUARANTEED”

4. This Debenture shall only be transferable in accordance with applicable laws.